Exhibit 99.1

Powerfleet Reports Results for First Quarter Fiscal 2027

●	Services revenue increased 9.1% to $94.3 million, representing 85% of total revenue of $110.8 million.

●	Cash flow from operating activities increased 79% to $8.4 million.

●	More than $27 million ARR for near term activation with the South African National Treasury contract.

●	New President & Chief Financial Officer and Chief AI Officer, enhancing leadership team capability and experience for next phase of the business.

WOODCLIFF LAKE, N.J., August 10, 2026 /PRNewswire/ - Powerfleet, Inc. (“Powerfleet” or the “Company”) (Nasdaq: AIOT), a global leader in the artificial intelligence of things (AIoT) software-as-a-service (SaaS) mobile asset industry, today reported its financial results for the first quarter ended June 30, 2026.

“Our results demonstrate continued momentum across growth, profitability, and cash generation. High-value services revenue increased 9.1%, representing 85% of total revenue. Gross margin increased to 55.2%, operating cash flow nearly doubled to $8.4 million, and free cash flow improved by $6.6 million year-over-year,” said Powerfleet CEO Steve Towe.

“Near-term demand under our South African National Treasury contract has accelerated significantly faster than anticipated, with vehicles ready for near-term installation now approximately seven times our original expectation. To support this rollout, we are reallocating resources and forgoing portions of projected non-strategic South African revenue. Our revised 2027 guidance reflects the timing mismatch between the non-strategic revenue we’re forgoing and the larger, higher-quality revenue we’re expecting from the contract. We expect the revenue CAGR from fiscal 2026 through fiscal 2028 to remain consistent with our prior expectations, with stronger growth in fiscal 2028 fueled by the ramp of the South Africa project. We anticipate annualized Q4’27 revenue of approximately $495 million, with adjusted EBITDA margins of approximately 27%,” Towe concluded.

Business Highlights

●	In excess of $27 million of ARR is expected for near term activation under the South African National Treasury contract, against original expectations of $20–30 million in ARR ramping over 18 to 24 months. Vehicles mandated for immediate deployment increased to over 70,000 — a 7x increase over the original expectation of approximately 10,000 at this stage of the program — and are expected to reach 80,000 to 90,000 over the next two quarters, against a total addressable fleet of 150,000 vehicles.

●	Selected as vendor of choice by a European-headquartered global construction leader to expand its existing on-road deployment into premium AI video solutions, both on-the-road and in-the-yard, across 26 countries.

●	Signed three $1 million+ revenue multi-product contracts with manufacturing, logistics, and automotive leaders, reinforcing the quality of Unity’s platform and portfolio.

●	Increased AI video bookings 20% sequentially, driven by strong customer demand for Unity’s differentiated safety intelligence SaaS solutions.

●	Strong cross-sell expansion quarter-over-quarter; 12 Fortune 500 customers expanded their on-site footprint and 10 broadened their AI video adoption in the quarter.

Results for First Quarter Fiscal 2027 Compared to First Quarter Fiscal 2026

●	Revenue increased 6.4% to $110.8 million.

●	Services revenue increased 9.1% to $94.3 million.

●	Gross margin increased to 55.2% from 54.2%.

●	Net loss attributable to common stockholders improved 17.5% to $8.4 million; loss per share improved to $(0.06) from $(0.08).

●	Adjusted EBITDA increased 6.9% to $21.5 million.

●	Operating cash flow increased to $8.4 million from $4.7 million in the prior-year quarter, while continuing to invest in growth through capitalized software development costs of $4.1 million and capital expenditures of $4.9 million.

●	Free cash flow improved $6.6 million year-over-year, to a net use of cash of $0.5 million from a net use of cash of $7.1 million in the prior-year quarter.

Leadership Additions

●	President and Chief Financial Officer. Paul Lalljie joins Powerfleet this week as President & Chief Financial Officer following a role as a strategic finance advisor to the Company in recent months. Mr. Lalljie brings 25 years of finance and technology leadership, including as both CFO and CEO of 2U and as CFO of Neustar. David Wilson will remain with the Company in a consulting capacity for several months to support a smooth transition. The Company thanks Mr. Wilson for his significant contribution and partnership through a period of extensive transformation. As President and CFO, Mr. Lalljie will combine financial leadership with a broader mandate around operating execution, capital allocation and the Company’s next phase of profitable growth.

●	Chief AI Officer. Vishal Vallabha joins Powerfleet this week as Chief AI Officer following a role as a strategic AI advisor to the Company in recent months. Mr. Vallabha brings more than 20 years of experience as a senior technology and AI executive, including CTO and Chief Data/AI Officer roles at Freeman Company and Lumen Technologies, and most recently as Founding Partner and CTO at NexGen.ai, where he led AI-enabled transformation engagements for clients including Microsoft and Bain Capital.

Discussion of First Quarter Results

Revenue for the quarter totaled $110.8 million, a 6.4% increase from $104.1 million in the first quarter of fiscal 2026, driven by 9.1% growth in services revenue, which represented approximately 85% of total revenue.

South African revenue was approximately $1.6 million lower in the quarter, reflecting the early impact of the reprioritization in the South African business. In addition, $3.2 million of product revenue was delayed by a production constraint late in the quarter, affecting a single product line related to a compatibility issue with a new component. The Company identified the problem and the solution, and production is being restored. Importantly, underlying customer demand and orders remain intact, and the issue does not impact deployment of the South African National Treasury contract.

This is a discrete production and revenue-recognition timing issue, not a reflection of customer demand or a broader production constraint. Given the timing of the recovery, the Company anticipates that some associated Q2 revenue may shift into Q3, with the balance expected to be recaptured within the fiscal year.

Gross profit was $61.2 million, and gross margin expanded to 55.2% from 54.2% in the prior-year quarter, reflecting the continued shift in mix toward higher-margin services revenue.

Income from operations increased to $0.3 million, compared with an operating loss of $2.0 million in the prior-year quarter. GAAP net loss attributable to common stockholders improved to $8.4 million, or $(0.06) per basic and diluted share, from a net loss of $10.2 million, or $(0.08) per basic and diluted share, in the prior-year quarter.

Adjusted EBITDA, a non-GAAP measure, was $21.5 million in the first quarter, a 7% increase from $20.1 million in the prior-year quarter. A reconciliation of adjusted EBITDA to GAAP net loss, the most directly comparable GAAP measure, is provided in the tables below.

Balance Sheet and Capital Resources

As of June 30, 2026, the Company’s total available liquidity was $62.7 million, comprising cash and cash equivalents of $32.8 million, and available borrowing capacity of $29.9 million under the Company’s existing revolving credit facilities. Total outstanding debt was $278.4 million, and net debt (net of cash, cash equivalents, and restricted cash) was $241.7 million. Adjusted net debt-to-trailing 12-month adjusted EBITDA ratio remained stable at 2.5x compared with fiscal 2026 year-end.

Financial Outlook

The Company is updating its full year fiscal 2027 guidance, reflecting the South African reprioritization:

●	Revenue is expected to range from $468 million to $473 million, representing approximately 6% year-over-year growth at the midpoint.

●	Net loss is expected to range from $6 million to $8 million, with weighted-average fully diluted shares outstanding of approximately 134 million.

●	Adjusted EBITDA is expected to range from $111 million to $114 million, representing approximately 16% year-over-year growth and a margin of approximately 24% at the midpoint.

●	Free cash flow is expected to range from $20 million to $23 million, consistent with the revised adjusted EBITDA guidance.

Powerfleet provides guidance for adjusted EBITDA, adjusted EBITDA margin, and free cash flow, which are non-GAAP financial measures. Powerfleet does not provide guidance for the most directly comparable GAAP financial measures or a reconciliation of each of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure because it is unable to predict, without unreasonable effort, the timing or amount of certain items that are included in the applicable GAAP financial measure but excluded from adjusted EBITDA, adjusted EBITDA margin, and/or free cash flow. These items may include, among others, stock-based compensation, acquisition-related expenses, fair-value adjustments, restructuring charges and other non-recurring items. The variability of these items could have a significant impact on Powerfleet’s future GAAP financial results, and therefore, Powerfleet is unable to provide a reconciliation at this time.

INVESTOR CONFERENCE CALL AND BUSINESS UPDATE

Powerfleet management will hold a conference call on Monday, August 10, 2026, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss results for the first quarter ended June 30, 2026, and provide a business update.

Date: Monday, August 10, 2026
Time: 8:30 a.m. Eastern time (5:30 a.m. Pacific time)
Toll Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 417796

The conference call will be broadcast simultaneously and available for replay here. Additionally, both the webcast and accompanying slide presentation will be available via the investor section of Powerfleet’s website at ir.powerfleet.com.

USE OF NON-GAAP FINANCIAL MEASURES

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP measures of adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA gross margin, adjusted net income per share, adjusted EBITDA leverage ratio, free cash flow, net debt and adjusted net debt. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of Powerfleet’s current financial performance. Specifically, Powerfleet believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses and fluctuations in currency rates that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to total revenues, net income, net income margin, gross margin, net income per share, net cash provided by operating activities or total debt as an indicator of operating performance or liquidity. Because Powerfleet’s method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. A reconciliation of all non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures is provided in Annex A titled “Non-GAAP Financial Measures,” including a description of these non-GAAP financial measures and the reasons why management uses these measures.

Powerfleet also presents an illustrative annualized revenue run-rate metric based on the ARR currently under contract and assuming full deployment of the South African National Treasury contract. This illustrative metric is not prepared in accordance with GAAP, is not intended to represent fiscal 2027 revenue guidance or a forecast of future revenue and should not be considered a substitute for GAAP revenue.

ABOUT POWERFLEET

Powerfleet (Nasdaq: AIOT; JSE: PWR) is a global leader in the artificial intelligence of things (AIoT) software-as-a-service (SaaS) mobile asset industry. With extensive experience, Powerfleet unifies business operations through the ingestion, harmonization, and integration of data, irrespective of source, and delivers actionable insights to help companies save lives, time, and money. Powerfleet’s ethos transcends our data ecosystem and commitment to innovation; our people-centric approach empowers our customers to realize impactful and sustained business improvement. The Company is headquartered in New Jersey, United States, with offices around the globe. Explore more at www.powerfleet.com. Powerfleet has a primary listing on The Nasdaq Global Market and a secondary listing on the Main Board of the Johannesburg Stock Exchange (JSE).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of federal securities laws. Powerfleet’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements may be identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions.

These forward-looking statements include, without limitation, our expectations with respect to our beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions and future performance, as well as including our revised financial outlook and guidance for fiscal 2027 and the anticipated financial impacts of recent business combinations and acquisitions. Forward-looking statements involve significant known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Most of these factors are outside our control and are difficult to predict. The risks and uncertainties referred to above include, but are not limited to, risks related to: (i) the possibility that we may not fully realize the anticipated benefits of our acquisitions and ongoing business transformation initiatives; (ii) significant losses, accumulated deficits and an inability to achieve or sustain profitability; (iii) future global economic, political and business conditions, including inflation, interest rate increases, foreign exchange instability, geopolitical conflicts, sanctions, export controls and the potential imposition of tariffs; (iv) the commercial, financial, reputational and regulatory risks to our business associated with operating across multiple geographies, including exposure to foreign exchange fluctuations and economic instability in certain emerging markets; (v) disruptions in our global supply chain, performance issues or failures by subcontractors, and reliance on a limited number of suppliers for critical components and services; (vi) the loss of any of our key customers, reductions in customer demand or purchasing levels, and reliance on third-party channel partner relationships, including telecommunication companies and regional distributors; (vii) changes in technology, products and customer expectations, which may be more rapid, costly or difficult to address, or less effective, than anticipated; (viii) risks associated with the deployment and use of artificial intelligence and machine learning technologies, including operational, legal, regulatory and reputational risks arising from their development, use or outputs; (ix) potential breaches, disruptions or failures of our information technology systems, including risks that could impair operations, customer access to services, or vendor and customer relationships; (x) our inability to adequately protect our intellectual property rights or defend against third-party intellectual property claims; (xi) our ability to obtain additional capital to fund our operations; and (xii) such other factors as are set forth in the periodic reports filed by us with the Securities and Exchange Commission (SEC), including but not limited to those described under the heading “Risk Factors” in our annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at http://www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this press release are made only as of the date of this press release, and except as otherwise required by applicable securities law, we assume no obligation, nor do we intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Powerfleet Investor Contacts
AIOTIRTeam@allianceadvisors.com

Powerfleet Media Contact
jonathan.bates@powerfleet.com

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,
	2025	2026
Revenues:
Products	$17,657	$16,480
Services	86,464	94,313
Total revenues	104,121	110,793

Cost of revenues:
Cost of products	13,228	12,970
Cost of services	34,412	36,662
Total cost of revenues	47,640	49,632

Gross profit	56,481	61,161

Operating expenses:
Selling, general and administrative expenses	53,663	56,531
Research and development expenses	4,857	4,360
Total operating expenses	58,520	60,891

(Loss) profit from operations	(2,039)	270

Interest income	196	234
Interest expense	(6,786)	(6,983)
Other expense	(1,243)	(405)

Net loss before income taxes	(9,872)	(6,884)

Income tax expense	(362)	(1,373)

Net loss	(10,234)	(8,257)
Non-controlling interest	—	(183)

Net loss attributable to common stockholders	$(10,234)	$(8,440)

Net loss per share attributable to common stockholders - basic and diluted	$(0.08)	$(0.06)

Weighted average common shares outstanding - basic and diluted	133,313	134,169

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2026	June 30, 2026
ASSETS
Current assets:
Cash and cash equivalents	$36,496	$32,824
Restricted cash	4,322	3,895
Accounts receivables, net	93,820	91,399
Inventory, net	22,448	21,645
Prepaid expenses and other current assets	22,094	23,743
Total current assets	179,180	173,506
Fixed assets, net	62,398	63,800
Goodwill	411,995	421,062
Intangible assets, net	255,518	253,933
Right-of-use asset	15,893	16,189
Severance payable fund	4,445	4,863
Deferred tax asset	4,537	5,066
Other assets	21,599	24,143
Total assets	$955,565	$962,562

LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	$50,355	$49,092
Accounts payable	46,353	44,455
Accrued expenses and other current liabilities	37,699	39,970
Deferred revenue - current	20,159	20,857
Lease liability - current	3,386	3,646
Total current liabilities	157,952	158,020
Long-term debt - less current maturities	229,669	229,300
Deferred revenue - less current portion	4,005	3,503
Lease liability - less current portion	13,505	13,576
Accrued severance payable	5,666	6,100
Deferred tax liability	60,063	60,840
Other long-term liabilities	3,090	2,331
Total liabilities	473,950	473,670

REDEEMABLE NON-CONTROLLING INTERESTS
Redeemable non-controlling interests	6,009	6,192

STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	1,343	1,343
Additional paid-in capital	682,344	685,451
Accumulated deficit	(226,335)	(234,775)
Accumulated other comprehensive income	29,660	42,087
Treasury stock	(11,518)	(11,518)

Total stockholders’ equity	475,494	482,588
Non-controlling interest	112	112
Total equity	475,606	482,700

Total liabilities, redeemable non-controlling interests and stockholders’ equity	$955,565	$962,562

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended June 30,
	2025	2026
Cash flows from operating activities
Net loss	$(10,234)	$(8,440)
Adjustments to reconcile net loss to cash provided by operating activities:
Non-controlling interest	—	183
Inventory reserve	193	558
Stock-based compensation expense	1,853	3,107
Depreciation and amortization	16,031	16,207
Right-of-use assets, non-cash lease expense	974	1,205
Derivative mark-to-market adjustment	104	(919)
Bad debts expense	1,856	2,958
Deferred income taxes	(3,157)	(1,538)
Lease termination and modification losses	59	—
Other non-cash items	(513)	(1,168)
Changes in operating assets and liabilities:
Accounts receivable	(2,391)	893
Inventories	(4,733)	725
Prepaid expenses and other current assets	(1,284)	(2,144)
Deferred costs	(2,730)	(2,960)
Deferred revenue	(420)	71
Accounts payable, accrued expenses and other current liabilities	9,637	722
Lease liabilities	(881)	(1,033)
Accrued severance payable	357	16

Net cash provided by operating activities	4,721	8,443

Cash flows from investing activities
Proceeds from sale of fixed assets	16	1
Capitalized software development costs	(3,724)	(4,100)
Capital expenditures	(8,114)	(4,873)

Net cash used in investing activities	(11,822)	(8,972)

Cash flows from financing activities
Repayment of long-term debt	(1,341)	(1,679)
Short-term bank debt, net	(5,428)	(2,457)

Net cash used in financing activities	(6,769)	(4,136)

Effect of foreign exchange rate changes on cash and cash equivalents	725	566
Net decrease in cash and cash equivalents, and restricted cash	(13,145)	(4,099)
Cash and cash equivalents, and restricted cash at beginning of the period	48,788	40,818

Cash and cash equivalents, and restricted cash at end of the period	$35,643	$36,719

Reconciliation of cash and cash equivalents, and restricted cash, at beginning of the period
Cash and cash equivalents	44,392	36,496
Restricted cash	4,396	4,322
Cash, cash equivalents, and restricted cash, at beginning of the period	$48,788	$40,818

Reconciliation of cash and cash equivalents, and restricted cash, at end of the period
Cash and cash equivalents	31,196	32,824
Restricted cash	4,447	3,895
Cash and cash equivalents, and restricted cash, at end of the period	$35,643	$36,719

Supplemental disclosure of cash flow information:
Cash paid for:
Taxes	$873	$1,721
Interest	$5,994	$6,444

Annex A: Non-GAAP Financial Measures

In order to assist readers of our consolidated financial statements in understanding the operating results that management uses to evaluate the business and for financial planning purposes, we present non-GAAP measures of organic revenue growth, adjusted EBITDA, adjusted EBITDA margin, adjusted net income/loss per share, adjusted EBITDA gross profit margin, adjusted EBITDA products gross profit margin, adjusted EBITDA services gross profit margin, non-GAAP selling, general and administrative expense ratios, adjusted operating expenses, free cash flow, net debt and adjusted net debt, and adjusted net debt to adjusted EBITDA ratio as supplemental measures of our operating performance. We believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure the performance and operating strength of our business.

We believe organic revenue growth, adjusted EBITDA, adjusted EBITDA margin, adjusted net income/loss per share, adjusted EBITDA gross profit margin, adjusted EBITDA products gross profit margin, adjusted EBITDA services gross profit margin, non-GAAP selling, general and administrative expense ratios, adjusted operating expenses, free cash flow, net debt and adjusted net debt, and adjusted net debt to adjusted EBITDA ratio, are relevant and provide useful information frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and are indicators of the operational strength of our business.

Organic revenue growth represents the year-over-year percentage change in revenue, excluding the impact of acquisitions. We believe organic revenue growth provides insight into the underlying performance of the Company’s existing operations by removing the effects of changes in the scope of consolidation. Adjusted EBITDA is equal to net loss attributable to common stockholders, excluding non-controlling interest, preferred stock dividend, interest expense (net), other income (net), income tax expense, depreciation and amortization, stock-based compensation, foreign currency losses, restructuring-related expenses, derivative mark-to-market adjustment, acquisition-related expenses and integration-related expenses. Following a detailed review of relevant SEC guidance on disclosure of non-GAAP financial measures, we refined our definition of adjusted EBITDA by removing recognition of pre-October 1, 2024 contract assets (Fleet Complete). Comparative information has been adjusted to conform with the updated presentation. We believe adjusted EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation and amortization, stock-based compensation and other items that might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. Adjusted net income/loss is equal to net loss excluding incremental intangible assets amortization expense as a result of business combinations, stock-based compensation (non-recurring/accelerated cost), foreign currency losses, restructuring-related expenses, derivative mark-to-market adjustment, acquisition-related expenses, integration-related expenses and inventory rationalization and other, net of tax. We define adjusted net income/loss per share as adjusted net income/loss divided by the weighted-average number of shares outstanding during the period. We believe adjusted net income/loss provides additional means of evaluating period-over-period operating performance by eliminating certain non-cash expenses and other items that might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. We define adjusted EBITDA gross profit as gross profit excluding inventory rationalization and other and depreciation and amortization, and adjusted EBITDA gross profit margin as adjusted EBITDA gross profit as a percentage of revenues. Our adjusted EBITDA gross profit is a measure used by management in evaluating the business’s current operating performance by excluding the impact of prior historical costs of assets that are expensed systematically and allocated over the estimated useful lives of the assets, which may not be indicative of the current operating activity. We define non-GAAP selling, general and administrative expense ratios as selling, general and administrative expenses adjusted for restructuring-related expenses, acquisition-related expenses, integration-related expenses, depreciation and amortization, and stock-based compensation, and expressed as a percentage of total revenues. We define adjusted operating expenses as total operating expenses adjusted for acquisition-related expenses, integration-related expenses, stock-based compensation (non-recurring/accelerated cost) and restructuring-related expenses. We present non-GAAP selling, general and administrative expense ratios and adjusted operating expenses to provide a clearer view of our operating cost structure by excluding items that are not directly tied to ongoing business operations. Free cash flow is equal to net cash provided by operating activities, excluding proceeds from the sale of fixed assets, capitalized software development costs and capital expenditures. We present free cash flow because we believe it provides useful information to investors and others in understanding and evaluating the Company’s cash flows by providing detail of the amount of cash the Company generates or utilizes after accounting for all capital expenditures as well as costs that do not relate to our core business operations. We define adjusted net debt as total debt less cash, cash equivalents, and restricted cash, resulting in net debt less unsettled transaction costs. Adjusted net debt to adjusted EBITDA ratio is calculated as adjusted net debt divided by adjusted EBITDA for the trailing 12-month period. We present adjusted net debt and adjusted net debt to adjusted EBITDA ratio to help investors and others better understand our true leverage position and financial flexibility. Unsettled transaction costs – often related to acquisitions, integrations, or financing activities – can temporarily inflate net debt figures and obscure comparability across periods.

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income/loss per share, adjusted EBITDA gross profit margin, adjusted EBITDA products gross profit margin, adjusted EBITDA services gross profit margin, non-GAAP selling, general and administrative expense ratios, adjusted operating expenses, free cash flow, net debt and adjusted net debt, and adjusted net debt to adjusted EBITDA ratio are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, financial measures presented in accordance with U.S. GAAP. The way we measure adjusted EBITDA, adjusted EBITDA margin, adjusted net income/loss per share, adjusted EBITDA gross profit margin, adjusted EBITDA products gross profit margin, adjusted EBITDA services gross profit margin, non-GAAP selling, general and administrative expense ratios, adjusted operating expenses, free cash flow, net debt and adjusted net debt, and adjusted net debt to adjusted EBITDA ratio, may not be comparable to similarly titled measures presented by other companies.

A reconciliation of net loss attributable to common stockholders (the most directly comparable financial measure presented in accordance with GAAP) to adjusted EBITDA for the periods shown is presented below (in thousands and unaudited):

	Three Months Ended June 30,
	2025 (1)	2026
Net loss attributable to common stockholders	$(10,234)	$(8,440)
Non-controlling interest	—	183
Interest expense, net	6,590	6,749
Other expense, net	23	26
Income tax expense	362	1,373
Depreciation and amortization	16,031	16,207
Stock-based compensation	1,853	3,107
Foreign currency losses	1,161	1,336
Restructuring-related expenses	2,442	1,038
Derivative mark-to-market adjustment	104	(919)
Acquisition-related expenses	1,130	228
Integration-related expenses	675	640
Adjusted EBITDA	$20,137	$21,528
Net loss margin	(9.8)%	(7.6)%
Adjusted EBITDA margin	19.3%	19.4%

Other cash items:
Recognition of pre-October 1, 2024 contract assets (Fleet Complete)	$1,503	$851

(1) Following the closing of our acquisition of Fleet Complete, we included an EBITDA adjustment related to the recognition of pre-October 1, 2024, contract assets. This adjustment represented recoveries, through customer billings, of the contract asset recognized at acquisition for hardware delivered by Fleet Complete prior to October 1, 2024. This adjustment was intended to give investors a clearer view of underlying operating performance and cash generation. The goal was to better align adjusted EBITDA with operating cash flows.

Following a detailed review of relevant SEC guidance on disclosure of non-GAAP financial measures, we have stopped including this adjustment in our presentation of adjusted EBITDA.

For the three months ended June 30, 2025 and 2026, we reported adjusted EBITDA of $20.1 million and $21.5 million, respectively. During the same periods, we also invoiced recoveries of $1.5 million and $0.9 million, respectively, which are included in cash flows from operating activities in the condensed consolidated statement of cash flows.

The following table (in thousands, except per share data, and unaudited) reconciles net loss to adjusted net income (loss) for the periods shown:

	Three Months Ended June 30,
	2025	2026
Net loss attributable to common stockholders	$(10,234)	$(8,440)
Incremental intangible assets amortization expense as a result of business combinations	5,830	6,131
Foreign currency losses	1,161	1,336
Restructuring-related expenses	2,442	1,038
Derivative mark-to-market adjustment	104	(919)
Acquisition-related expenses	1,130	228
Integration-related expenses	675	640
Inventory rationalization and other	415	—
Income tax effect of adjustments	(562)	(1,704)
Adjusted net income (loss)	$961	$(1,690)

Weighted average shares outstanding	133,313	134,169

Net loss per share - basic	$(0.08)	$(0.06)
Adjusted net income (loss) per share - basic	$0.01	$(0.01)

The following table (in thousands and unaudited) reconciles gross profit margins to adjusted EBITDA gross profit margins for the periods shown:

	Three Months Ended June 30,
	2025	2026
Products:
Product revenues	$17,657	$16,480
Cost of products	13,228	12,970
Products gross profit	$4,429	$3,510

Adjusted EBITDA products gross profit	$4,429	$3,510

Products gross profit margin	25.1%	21.3%
Adjusted EBITDA products gross profit margin	25.1%	21.3%

Services:
Services revenues	$86,464	$94,313
Cost of services	34,412	36,662
Services gross profit	$52,052	$57,651

Depreciation and amortization	$13,241	$13,925

Adjusted EBITDA services gross profit	$65,293	$71,576

Services gross profit margin	60.2%	61.1%
Adjusted EBITDA services gross profit margin	75.5%	75.9%

Total:
Total revenues	$104,121	$110,793
Total cost of revenues	47,640	49,632
Total gross profit	$56,481	$61,161

Depreciation and amortization	$13,241	$13,925

Adjusted EBITDA gross profit	$69,722	$75,086

Gross profit margin	54.2%	55.2%
Adjusted EBITDA gross profit margin	67.0%	67.8%

The following table (in thousands and unaudited) reconciles selling, general and administrative (“SG&A”) expenses to non-GAAP SG&A expenses for the periods shown:

	Three Months Ended June 30,
	2025	2026
Total revenues	$104,121	$110,793

Selling, general and administrative expenses
Selling, general and administrative expenses	53,663	56,531
Restructuring-related expenses	(2,442)	(1,038)
Acquisition-related expenses	(1,130)	(228)
Integration-related expenses	(675)	(640)
Depreciation and amortization	(2,790)	(2,282)
Stock-based compensation	(1,853)	(3,107)
Non-GAAP selling, general and administrative expenses	44,773	49,236

Non-GAAP sales and marketing expenses	17,958	22,043
Non-GAAP general and administrative expenses	26,815	27,193
Non-GAAP selling, general and administrative expenses	$44,773	$49,236

Non-GAAP sales and marketing expenses as a percentage of total revenue	17.2%	19.9%
Non-GAAP general and administrative expenses as a percentage of total revenue	25.8%	24.5%

Research and development expenses
Research and development incurred	$8,559	$9,283
Research and development capitalized	(3,702)	(4,923)
Research and development expenses	$4,857	$4,360

Research and development incurred as a percentage of total revenues	8.2%	8.4%
Research and development expenses as a percentage of total revenues	4.7%	3.9%

The following table (in thousands and unaudited) reconciles total operating expenses to adjusted operating expenses for the periods shown:

	Three Months Ended June 30,
	2025	2026
Total operating expenses	$58,520	$60,891
Adjusted for:
Acquisition-related expenses	1,130	228
Integration-related expenses	675	640
Restructuring-related expenses	2,442	1,038
	4,247	1,906

Adjusted operating expenses	$54,273	$58,985

The following table (in thousands and unaudited) reconciles net cash provided by operating activities to free cash flow for the periods shown:

	Three Months Ended June 30,
	2025	2026
Net cash provided by operating activities	$4,721	$8,443
Plus: Proceeds from sale of fixed assets	16	1
Less: Capitalized software development costs	(3,724)	(4,100)
Less: Capital expenditures	(8,114)	(4,873)
Free cash flow	$(7,101)	$(529)

The following table (in thousands and unaudited) reconciles total debt to adjusted net debt for the periods shown:

	March 31, 2026	June 30, 2026
Total debt	$280,024	$278,392
Less: Cash, cash equivalents, and restricted cash	(40,818)	(36,719)
Net debt	239,206	241,673
Unsettled transaction costs	—	—
Adjusted net debt	$239,206	$241,673

12-month trailing adjusted EBITDA	$97,032	$98,423
Adjusted net debt to adjusted EBITDA ratio	2.5	2.5